Exhibit 10.28

AMENDMENT TO THE

ROYAL CARIBBEAN CRUISES LTD. ET AL NONQUALIFIED 401(k) PLAN

________________________________________________________________________

WHEREAS, Royal Caribbean Cruises Ltd. (the “Company”) currently maintains the Royal Caribbean Cruises Ltd. et al Nonqualified 401(k) Plan (the “Plan”); and

WHEREAS, the Plan reserves to the Compensation Committee the authority to amend the Plan and authorizes the Compensation Committee to delegate such authority to the Administrative Committee (“Administrative Committee”), which has been so delegated; and

WHEREAS, the Company has determined that it is desirable to amend the Plan to change the name of the Plan to the “Royal Caribbean Cruises Ltd. et al Nonqualified Deferred Compensation Plan”; and

WHEREAS, the Administrative Committee approved such amendment to the Plan at a meeting on September 14, 2007.

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Administrative Committee under Section 8.1 of the Plan, the Plan is hereby revised, effective September 14, 2007, in the following particulars:

1.          Effective as of September 14, 2007, the first paragraph of Article I is amended to read as follows:

ARTICLE 1.  PURPOSE

Royal Caribbean Cruises Ltd. has established The Royal Caribbean Cruises Ltd. et al. Nonqualified 401(k) Plan, effective January 1, 1998. This amended Plan document contains amendments through January 1, 2003.   The Royal Caribbean Cruises Ltd. et al. Nonqualified 401(k) Plan is a nonqualified deferred compensation plan for a select group of management or highly compensated employees of Royal Caribbean Cruises Ltd. and its participating subsidiaries and affiliated companies as a means of sheltering a portion of an eligible individual’s income from current taxation while accumulating resources for future investments. Effective on and after September 14, 2007, the Plan shall no longer be known as the Royal Caribbean Cruises Ltd. et al Nonqualified 401(k) Plan and shall instead be known as the Royal Caribbean Cruises Ltd. et al Nonqualified Deferred Compensation Plan.

2.	Effective as of September 14, 2007, section 2.17 is amended to read as follows:

2.17      Plan means the Royal Caribbean Cruises Ltd. et al Nonqualified Deferred CompensationPlan, the Plan set forth herein, as amended from time to time.

IN WITNESS WHEREOF, this Amendment is being executed as of the 5th day of November, 2007.

ROYAL CARIBBEAN CRUISES LTD.

Attest: /s/ Bradley H. Stein	By: /s/ Maria R. Del Busto
Bradley H. Stein	Maria R. Del Busto
Vice President, General Counsel &	Vice President and Chief Human
Secretary	Resources Officer

2